Exhibit h.11

FEE AGREEMENT

January [    ], 2021

[                 ]

Ladies and Gentlemen:

PIMCO Dynamic Income Opportunities Fund, a Massachusetts business trust (the “Fund”), has conducted an offering (“the Offering”) of its common shares of beneficial interest, par value $0.00001 per share of the Fund (the “Common Shares”). Pacific Investment Management Company LLC is the investment manager to the Fund (the “Advisor”).

1.     Fee. In consideration of your services relating to the sale and distribution of the Common Shares, the Advisor shall pay a fee to you in the aggregate amount of $[    ] (the “Fee”). The Fee shall be paid on or before the closing of the purchase and sale of the Common Shares, by wire transfer to the order of [                ] using the following wire instructions:

Bank:

ABA#:

Account #:

Account Name:

Attn:

In the event the Offering does not proceed, you will not receive any fees under this Agreement.

2.     Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, except as provided in Section 3.

3.     Indemnification. The Advisor agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.     Not an Investment Adviser; No Fiduciary Duty. The Advisor acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Advisor. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Advisor or the Advisor as your agent or employee, and no party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Advisor and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Advisor or any other third party in connection with your engagement hereunder, all of which are hereby expressly waived to the extent the Advisor has the authority to waive such duties and liabilities. Furthermore, the Advisor agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Advisor on related or other matters).

5.     Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.     Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

7.     Amendment; Waiver. No provision of this Agreement may be amended, otherwise modified or waived except by an instrument in writing signed by the parties hereto.

8.     Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

9.     Complete Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. This Agreement may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

This Agreement shall be effective as of the date first written above.

Very truly yours,

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:
Title:

Accepted and agreed to as of the date first above written:

[ ]

By:
Name:
Title:

Indemnification Agreement

January [    ], 2021

[                 ]

Ladies and Gentlemen:

In connection with the engagement of [                ] (the “Broker-Dealer”) to assist the undersigned, Pacific Investment Management Company LLC (the “Advisor”), with respect to the matters set forth in the Fee Agreement dated January [    ], 2021 between the Advisor and the Broker-Dealer (the “Agreement”), in the event that the Broker-Dealer, any of its affiliates, each other person, if any, controlling the Broker-Dealer or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Broker-Dealer and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with, related to or arising out of the Agreement, the Advisor agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, in connection with any such Proceeding, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any such Proceeding, the Advisor will reimburse such Indemnified Party for reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith; provided that in any Proceeding, the Advisor shall be entitled to select counsel, except that the Indemnified Party shall have the right to select and employ separate counsel (including local counsel), and the Advisor shall bear the fees, costs and expenses as reasonably incurred of such separate counsel (and local counsel) only if (i) the use of counsel chosen by the Advisor to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Indemnified Party and the Advisor and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Advisor, (iii) the Advisor shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Proceeding or (iv) the Advisor shall authorize the Indemnified Party to employ separate counsel at the expense of the Advisor.

As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Advisor in writing of the commencement thereof; but the failure to so notify the Advisor (i) will not relieve the Advisor from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Advisor from any liability which it may have otherwise than on account of this Indemnification Agreement. The Advisor may participate at its own expense in the defense of any such action; provided, however, that counsel to the Advisor shall not (except with the consent of the Indemnified Parties, which consent shall not be unreasonably withheld) also be counsel to the Indemnified Parties. The Advisor shall not, without the prior written consent of the Indemnified Parties, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall, without the prior written consent of the Advisor, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder, unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Advisor agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Advisor and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Advisor and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Advisor agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Advisor and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Advisor or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Broker-Dealer has been retained to perform services bears to the fees paid to the Broker-Dealer under the Agreement; provided, that in no event shall the Advisor contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Broker-Dealer pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Advisor or other conduct by the Advisor (or its employees or other agents), on the one hand, or by the Broker-Dealer, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Advisor if it is determined that such

Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Advisor was not guilty of such fraudulent misrepresentation. The foregoing Indemnification Agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Advisor agrees that no Indemnified Party shall have any liability to the Advisor or any person asserting claims on behalf of or in right of the Advisor with respect to the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses (including reasonably incurred fees and expenses of counsel) incurred by the Advisor resulted primarily from the bad faith, gross negligence or willful misconduct of the Broker-Dealer in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISOR AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISOR HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BROKER-DEALER OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF THE INDEMNIFIED PARTY AND THE ADVISOR AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTY AND THE ADVISOR, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE INDEMNIFIED PARTY AND THE ADVISOR, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Broker-Dealer’s engagement under the Agreement. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. This Agreement may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours, PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:
Title:

Accepted and agreed to as of the date first above written:

[ ]

By:
Name:
Title: